UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2026
Commission File Number 000-08157
THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0237060
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
6801 Broadway Ext., Suite 300
Oklahoma City, Oklahoma 73116-9037
(405) 848-7551
(Address and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
(a)Annual Meeting. On May 19, 2026, The Reserve Petroleum Company (the “Company”) held its 2026 Annual Meeting of Stockholders.
(b)Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

Proposal
1.Election of Directors
Nominee	For	Against	Abstentions	Broker Non-votes

James L. Tyler	79,274	—	22	10,896
Robert L. Savage	70,427	—	8,869	10,896
Marvin E. Harris, Jr.	79,274	—	22	10,896
Eddy R. Ditzler	79,292	—	4	10,896
William M.(Bill) Smith	79,274	—	22	10,896
Doug S. Fuller	79,274	—	22	10,896
Cameron R. McLain	70,785	—	8,511	10,896
Kyle McLain	70,921	—	8,375	10,896

Proposal	For	Against	Abstentions	Broker Non-votes
2.Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2026	77,708	39	12,445	—
All eight nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2026 was ratified.
For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2026.
Item 8.01    Other Events
On May 19, 2026, the Company’s Board of Directors approved a $10.00 per share cash dividend to be paid June 16, 2026 to the Company’s common stockholders of record at the close of business on June 3, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESERVE PETROLEUM COMPANY (Registrant)

Date: May 19, 2026	/s/ Cameron R. McLain
Cameron R. McLain, Principal Executive Officer
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